UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

GLOBAL EARTH ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31343	36-4567500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

534 Delaware, Suite 412, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(910) 616-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

       Global Earth Energy, Inc., (f/k/a Global Wataire, Inc.) restated financial statements related to its 10-K filing for the fiscal year ended August 31, 2006 because;

       The financial statements for August 31, 2006 were restated because the purchase of DigiTar was rescinded.  For the year ended August 31, 2006 the purchase was recorded as an investment of $65,618 and a gain on subsidiary stock investment of $65,618.  Because the transaction was rescinded, this investment should not have been recorded.  Total assets at August 31, 2006 have therefore been reduced by $65,618 to $-0- and net loss at August 31, 2006 increased by $65,618 to $263,996.

ITEM 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EARTH ENERGY, INC.

Date: June 18, 2008	By:	/s/ Sydney A. Harland
Sydney A. Harland
Chief Executive Officer